Form C

Cover Page

Name of issuer:

Altruus Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/26/2017

Physical address of issuer:

5405 Sunshine Drive, Unit 2
Austin TX 78756

Website of issuer:

http://www.altruus.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,001

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,001; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,001.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/9/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$248,725.00	$282,412.00
Cash & Cash Equivalents:	$269.00	($213.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$53,447.00	$29,292.00
Long-term Debt:	$41,750.00	$338,563.00
Revenues/Sales:	$393.00	$1,341.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($114,342.00)	($159,808.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Altruus Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Francisco Bonilla Kuhlmann	Founder and CEO	Altruus Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Francisco Bonilla Kuhlmann	Secretary	2017
Francisco Bonilla Kuhlmann	CFO	2017
Francisco Bonilla Kuhlmann	President	2017
Francisco Bonilla Kuhlmann	CEO	2017
Francisco Bonilla Kuhlmann	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Francisco Bonilla Kuhlmann	2985323.8 Common Stock	54.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

If Altruus is unable to make the transition from free accounts to paid accounts, then Altruus will have difficulty generating revenue, which would have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Adoption by End Users and Merchants is critical. The success of Altruus is largely dependent on adoption of the platform both by end-users and businesses that sell or provide their products through the platform. If Altruus cannot attract a substantial number of end users it may be difficult to attract many businesses. If Altruus is unable to attract businesses then Altruus will have difficulty generating revenue, which would have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

Our end-users and merchants need to interact in-app on a weekly basis. If Altruus cannot produce substantial in-app interaction of a large number of end users, then Altruus will have difficulty generating revenue, which would have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

Altruus will make efforts to protect its financial well-being, as well as the products, services and operations available on the platform from malware and outside intervention and manipulation. Altruus can make no assurances that the precautions will prevent the misappropriation or infringement of the platform. Failure to protect the company's security would have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

Competition in the social marketing and gifting industries is fierce. The market for social marketing and gifting is intensely competitive. Altruus anticipates competing or potentially may compete, with a variety of other companies. Many of these competing companies have linger operating histories, substantially greater financial, technical, marketing, or other resources, or greater name recognition than Altruus. There can be no assurance that Altruus's competitors will not be able to provide products or services that are equal or superior to those provided by Altruus, or that Altruus's competitors will not be able to achieve greater market acceptance than Altruus. There can be no assurance that Altruus will be able to compete successfully against existing or potential competitors or that the competitive pressures will not have material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

Our future success depends on the efforts of a small management team, namely the sole founder. The loss of services of him may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company issued a Warrant to Batchery, LLC, to purchase shares of Altruus, Inc. The redemption of this Warrant will be equal to four percent of the Company's fully-diluted capitalization, which will be measured immediately following the last closing of the next qualified equity financing occurring after the issuance date of the warrant. If the holders elect for the "shares" to be shares of the Company's common stock, the fully-diluted capitalization of the Company shall be measured as of immediately prior to the first exercise of this Warrant for shares of Common Stock. The common valuation shall be $500,000. The exercising of this warrant could dilute shareholders ownership of the company.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The development of new software, such as this current platform, is an iterative process that requires flexibility and agility. Therefore, Altruus's strategic approach to the business may be altered at any stage. In particular, the development or marketing the platform may be significantly altered ore even abandoned if, at any point, further expenditures do not appear commercially feasible to Altruus. This may result in a loss of some or all of the funds previously expended on the development and marketing of the platform. Abandoning the platform would have a material adverse effect on Altruus's business, prospects, financial condition and results of operations.

There are often delays in design and development of new software. Any delay in the development of the platform could increase costs, and will make it more likely that competitive platforms will exist when the platform is brought to market, both of which would have a material adverse effect on Altruus's prospects.

Altruus will rely primarily on a combination of copyrights, trademarks, trade secret laws, licensing agreements, and restrictions on disclosure to protect its intellectual property. Despite this precautions, it may be possible for a third party to copy or otherwise obtain and use Altruus's intellectual property without authorization. Altruus can make no assurances that these precautions will prevent the misappropriation or infringement of its intellectual property or prevent competitors from effectively imitating the platform. Failure to protect Altruus's intellectual property in a meaningful manner could have a material and adverse effect on Altruus's business, prospects, financial condition, and results of operations. In addition, Altruus's may need to engage in litigation in order to enforce its intellectual property rights in the future or to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and division of management and other resources, either of which could have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations. After the platform is brought to market, Altruus will not be able to prevent competitors from imitating the functionality included in the platform. Furthermore, Altruus does not currently possess any patents or applications for patents that would prevent a competing company from copying the proposed functionality of the platform. If a competitor with greater resources copied the functionality of the platform it could be difficult for Altruus to succeed. Altruus cannot assure you that infringement or other claims will not be asserted or prosecuted against Altruus in the future, whether resulting from internally-developed intellectual property or licenses or content from third parties. Any future assertions or prosecutions could materially adversely affect Altruus's business, prospects, financial condition, and results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, or require Altruus to introduce new content or trademarks, develop non-infringing technology, or enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. If a claim of infringement is successful and Altruus fails or is unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it will have material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

Altruus must maintain ongoing regulatory compliance. Altruus's future plans include offering gift-card functionality in future versions of the platform as well as gifts provided for promotional purposes. Accordingly, the platform may be subject to a variety of laws, rules and regulations in each jurisdiction in which it operates. Altruus will have to ensure that its offerings comply with all such law, rules, and regulations. The failure of Altruus's platform to comply with all such laws, rules and regulations would have a materially adverse effect on Altruus's business, prospects, financial condition, and results of operations. Moreover, any such new legislation or regulation, or the application of laws and regulations from jurisdictions whose laws do not currently apply to Altruus's business, could have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

There can be no assurance that violations of the law will not be alleged or charged federal, state, local or foreign government, or that Altruus will unintentionally violate such laws, or that laws affecting Altruus will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on Altruus's business, prospects, financial condition, and results of operation.

Unpredictability of revenues. Altruus's revenue forecast is necessarily speculative. Altruus's current and future projected expense levels are based on its investment plans, and estimates of future revenues depend upon Altruus's ability to perform as projected. Given Altruus's inexperience in building software platforms and the relative novelty of the proposed platform, there may be significant deviations between projected revenue and actual revenue. Altruus may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant shortfall in revenues in relation to Altruus's planned expenditures would have an immediate adverse effect on Altruus's business, prospects, financial condition, and results of operations.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,001**

Use of Proceeds: 50% -- Part-time development/support team

30% -- Marketing, and user and business acquisition efforts

15% -- Office expenses and legal

5% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 50% -- Marketing, and user and business acquisition efforts

40% -- Full-time development/support team

5% -- Office expenses and legal

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $5,500,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $10,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a “Designated Lead Investor” will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company’s **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company’s certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company’s board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	5,456,194	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	4%
Options:	

Describe any other rights:

The Batchery accelerator has a warrant to purchase 4% equity stake following the last closing of the next qualified equity financing round. Investors in the SAFE will receive preferred stock upon conversion. Preferred stock has liquidation preferences over common stock, and does not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Jose Morfin Dieguez
Issue date	01/01/17
Amount	$16,500.00
Outstanding principal plus interest	$16,500.00 as of 07/03/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan with no interest and not set maturity date. Management plans to repay this debt as soon as possible.

Convertible Note

Issue date	09/24/17
Amount	$25,000.00
Interest rate	6.0% per annum
Discount rate	25.0%
Valuation cap	$6,000,000.00
Maturity date	09/24/19

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	Other	Convertible Note	$113,025	General operations
9/2017	Other	Convertible Note	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Bonilla-Clark LLC
Amount Invested	$100,150.00
Transaction type	Loan
Issue date	06/15/16
Outstanding principal plus interest	$0.00 as of 07/02/18
Relationship	Company co-owned by Francisco Bonilla Kuhlmann

A company Francisco Bonilla Kuhlmann and Caitlin Ann Clark own lent Altruus funds for operational expenses. They were a series of loans with no interest rate, and no specific repayment date. To remove the debt from our company, we capitalized it on September 11, 2017. Francisco Bonilla Kuhlmann received the common stock.

Name	Jose Morfin Dieguez
Amount Invested	$16,500.00
Transaction type	Loan
Issue date	01/01/17
Outstanding principal plus interest	$16,500.00 as of 07/02/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Friend of founder

This is a related party loan with no interest and not set maturity date. Management plans to repay this debt as soon as possible.

Name	Caitlin Clark
Amount Invested	$94,967.00
Transaction type	Loan
Issue date	06/15/16
Outstanding principal plus interest	$0.00 as of 07/02/18
Relationship	Wife

Francisco Bonilla Kuhlmann's wife lent Altruus funds for operational expenses. It was a series of loans with no interest rate, and no specific repayment date. To remove the debt from our company, we capitalized it on September 11, 2017.Francisco Bonilla Kuhlmann received common stock.

Name	Francisco Bonilla Garcia
Amount Invested	$35,171.00
Transaction type	Loan
Issue date	06/15/16
Outstanding principal plus interest	$0.00 as of 07/02/18
Interest rate	0.0% per annum
Maturity date	07/11/18
Relationship	Father

Francisco Bonilla Kuhlmann's father lent Altruus funds for operational expenses over several months. It was a series of loans with no interest rate, and no specific repayment date. To remove the debt from our company, we capitalized it on September 11, 2017. Francisco Bonilla Kuhlmann received common stock.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We add emotion to gift-cards. By doing this, we help businesses to connect with profitable customers through their hyperlocal social groups, using business-sponsored gifts as an advertising alternative, and user-paid gifts as a new mobile sales channel.

We want to be the staple global gifting platform to send real world e-gifts to friends, for special occasions to spontaneous gifting, disregarding country borders. If you want to send a drink to your college friends in different countries, or send your parents a romantic dinner at their traditional bistro, or your best friend a book you loved, or a pair of new tennis shoes to your son or daughter, or a dessert to your spouse on their friend's night out, with an emotional video attached to it, Altruus is the way to do it.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Altruus Inc was incorporated in the State of Delaware in September 2017. Prior to 2017, the Company operated as a Texas LLC. The previous LLC was called Altruus LLC and was formed in 2012.

Since then, we have:

- MVP traction: 124 business locations, 10.5K app users, 16K gift redemptions

- V2 development: Business portal, iOS, Android/$230K self-funded

- Capital Factory accelerator alumni

- The Batchery accelerator alumni

Historical Results of Operations

Our company was organized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $393 compared to the year ended December 31, 2016, when the Company had revenues of $1,341. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.

- *Assets*. As of December 31, 2017, the Company had total assets of $248,725, including $269 in cash. As of December 31, 2016, the Company had $282,412 in total assets, including -$213 in cash.

- *Net Loss*. The Company has had net losses of $114,342 and net losses of $159,808 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities*. The Company's liabilities totaled $95,197 for the fiscal year ended December 31, 2017 and $367,855 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $42,500 in equity, $138,025 in convertibles, and $16,500 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital. We are currently in conversations with private equity companies to raise funds if needed, but have not secured those funds as of now.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Altruus Inc cash in hand is $700, as of July 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $5,000/month, for an average burn rate of $5,000 per month. To date the company has been relying on investments and contributed capital from the founder to keep the business afloat. The founder will continue fundraising and contributing capital to bridge financing until the next round is closed.

We have had no significant changes since the dates our financials cover. We have continued development and sales efforts in a bootstrapped manner. We hope to have a full-time development team to be able to meet our demand with appropriate service and platform stability. We've had part time developers only to date. After the close of this offering we expect our expenses to increase as we grow the business and our team.

With the minimum investment threshold ($50K), we expect (although can't guarantee) to replicate the success we had with our MVP, 4-xing our efforts. Each sales person can on-board 8 new businesses per month. We expect each active business to generate $99 from monthly fee + 60% of our businesses will generate $150 from commissions. Although we cannot guarantee it, Based on these projections, in 6 months we hope to have $36,000 in monthly recurring revenue. During that time we also expect our expenses to grow in line with our revenues, as we re-invest revenues to grow the business. We plan to continue investing revenues for the next 24 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.altruus.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Francisco Bonilla Kuhlmann

Appendix E: Supporting Documents

INVEST IN ALTRÜUS

Emotional gifting platform combining the best of gift cards, Venmo, and Snapchat


Gift has been sent!
Congratulations! Your gift has been sent successfully!

$0

raised of $50K goal

$100 min INVEST

by Wefunder Portal LLC

Future Equity (SAFE)

$6M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Altrüus. If you invest, you're betting the company will be worth more than $6M in the future.

INVEST $10K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $5.5M Valuation Cap & 20% Discount
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $5.5M valuation cap & 20% discount.

INVESTOR PERKS

$250+	Altruus "Love U" T-shirt
$500+	Altruus "Love U" T-shirt
$1,000+	Altruus "Love U" campaign cool swag package
$5,000+	1 Altruus launch party VIP ticket
$10,000+	2 Altruus launch party VIP tickets

> *We add emotion to gift cards by allowing users to easily send gifts anywhere in the world. By doing this, we help businesses connect with profitable customers through their hyperlocal social groups, using business-sponsored gifts as an advertising alternative, and user-paid gifts as a new mobile sales channel.*



Francisco Bonilla Kuhlmann
FOUNDER AND CEO, ALTRÜUS

OUR AMBITION

We want to be the staple global gifting platform to send real-world e-gifts to friends regardless of country borders. If you want to send a drink to your college friends in different countries, or send your parents a romantic dinner at their traditional bistro, or your best friend a book you loved, and want an emotional video attached with that gift, Altruus is the way to do it.

KEY FACTS

- Our MVP in Mexico gained real traction, with 124 business locations, 10.5K app users, and 16K gift redemptions.
- Version 2 of our app is in development and will feature a business portal for both iOS and Android.
- Alumni of Capital Factory, a co-working space and incubator in Texas.
- Alumni of The Batchery, a Bay-Area based startup accelerator.
- Self-funded $230K for our seed money.

DOCUMENTS

Altruus_Pitch_Deck.pdf

altruus.com

B2C B2B MARKETPLACE TECHNOLOGY TECH RETAIL FOOD ADVERTISING APP API B2C B2B ANALYTICS API BLOCKCHAINS ANALYTICS ECOMMERCE CRYPTOCURRENCY SOCIAL IMPACT SAAS PAYMENTS MOONSHOTS MOBILE MARKETING

Our MVP in Mexico Gained Traction

10,500	124	16,000
MVP app users	MVP business locations	Gift redemptions

Check Out Our Pitch Deck


altrüus
Send Gifts. Easily.



Founder



Francisco Bonilla Kuhlmann

Founder and CEO

Former banker turned passionate entrepreneur, 2x founder, altruistic, driven, happy.

AND THE REST OF THE TEAM



Richard Rubin

Advisor

Executive Vice President of Strategic Partnerships at National Gift Card (NGC)



Brent Weber

Advisor/Founding CTO (part time)

Principal@Moves the Needle; Founder; Innovation Scientist; Leader



Jake Sloan

Advisor

Brand Manager @ Red Bull

Raised $197,025 From 10+ Investors

FUNDING HISTORY

Michael Wade Mcdaniel

CEO/Founder@F-Tech Mexico

Gregg Alvarez

CEO/Co-founder @MyHouseBy, Partner/Vice President @Hindsite20/20 Real Estate Investments, @RealSavvy

MORE INVESTORS

Interview

+ EXPAND ALL

WF: What's new about what you're making? How is it different?

A: We want to be the staple global gifting platform to send real-world e-gifts to friends for special occasions to spontaneous gifting while disregarding country borders. If you want to send a drink to your college friend in different countries, or send your parents a romantic dinner at their traditional bistro, or your best friend a book you loved, or a pair of new tennis shoes to your son or daughter with an emotional video attached to it, Altruus is the way to do it.

Consumer need:

On one side, we have a broken tech gifting industry in that it focuses on efficiencies instead of the real driver of gifting: emotions, relationships, and gift context.

Retailer need:

On the other side, we have retailers who want to connect with profitable customers. Daily deal sites are ineffective at producing sustainable loyal customers and traditional advertising provides low conversion rates and metrics.

Consumer solution:

Altrüus is a social gifting mobile platform/social network that empowers users to become frequent and spontaneous gifters to friends, strangers, and non-profits in a fun and emotional way. We focus on the real reason why people send gifts: emotions, relationships, and gift context. Think of gift-cards (convenience) meets Venmo (see who sends a gift to whom and why) meets Snapchat (short, fun, bilateral videos) attached to gifts to provide a deeper emotional connection. We give emotion to gift-cards.

Retailer solution:

With Altrüus, retailers can leverage the existing relationships of their current customer base to grow organically and in a sustainable way. We help businesses connect with profitable customers through their hyperlocal social groups, using business-sponsored gifts as an advertising alternative, and user-paid gifts as a new mobile sales channel.

WF: How big is the market?

WF: Who are your competitors? How are you different?

WF: How do you acquire customers?

WF: What do you understand about your business that others don't get?

WF: How will you make money?

WF: What's your biggest risk? What keeps you up at night?

WF: How big do you want to get?

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RISKS

1 If Altruus is unable to make the transition from free accounts to paid accounts, then Altruus will have difficulty generating revenue, which would have a material adverse effect on Altruus's business, prospects, financial condition, and results of operations.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Altrüus is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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How is Wefunder compensated?

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